Exhibit 10.19

FORM OF OPTION AGREEMENT PURSUANT TO THE
ARES MANAGEMENT CORPORATION
SECOND AMENDED & RESTATED 2014 EQUITY INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) is entered into as of (the “Grant Date”), by and between Ares Management Corporation, a Delaware corporation (the “Company”), and (the “Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company has adopted the Plan, a copy of which has been delivered to the Participant, which is administered by the Committee; and
WHEREAS, pursuant to Article VI of the Plan, the Committee may grant Options to Service Providers under the Plan; and
WHEREAS, the Participant is a Service Provider under the Plan.
NOW, THEREFORE, the parties agree as follows:
1. Option.
The Committee hereby grants this non-qualified option (the “Option”) as of the Grant Date, pursuant to the Plan, to purchase the number of Common Shares set forth below to the Participant. [The Participant agrees to execute, on or before , the fair competition agreement (the “FCA”) between the Participant and the Company (or another entity designated by the committee) in the form provided to the Participant in connection with this grant, and if the Participant does not execute the FCA prior to such date, the Option shall be forfeited on such date without compensation.]
2.     Tax Matters.
The Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
3.     Common Shares Subject to Option; Share Exercise Price.
Subject to the Plan and the terms and conditions herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise thereof, Common Shares. The exercise price under the Option is $ for each Common Share (the “Exercise Price”).
4.     Vesting.
(a)     [ ] of the Common Shares subject to the Option shall vest and become exercisable on each of the [ ] anniversar[y] [ies] of the Grant Date (the “Vesting Dates”); provided that the Participant has not had a Termination prior to the applicable Vesting Date. There shall be no proportionate or partial vesting in the periods prior to each Vesting Date. Except as expressly provided in Sections 4(b) or 4(c), the unvested portion of the Option will be immediately forfeited without compensation on the Participant’s Termination for any reason.
(b)     If the Participant incurs a Termination by the Company on account of the Participant’s death or Disability, 50% of the Option granted herein, to the extent outstanding and unvested as of the effective date of such Termination, shall vest and become exercisable on such Termination, which shall be a Vesting Date.
(c)     If, at a time when the Participant’s corporate title with an operating Affiliate or administrative subsidiary of the Company (as determined by the Company) is “Partner”, the Participant incurs a Termination by the Company without Cause, any portion of the Option that is outstanding and unvested as of such Termination and that is scheduled to vest on or prior to the twelve (12) month anniversary of such Termination shall vest on such Termination, which shall be a Vesting Date.
5.     Exercise.
To exercise the Option, unless otherwise directed or permitted by the Committee, the Participant must:
(a)     execute and deliver to the Company a properly completed Notice of Exercise in the form attached hereto as Exhibit A;
(b)     execute and deliver such other documentation as required by the Committee; and
(c)     remit the aggregate Exercise Price to the Company in full, payable (i) in cash or by check, bank draft or money order payable to the order of the Company or (ii) on such other terms and conditions as may be acceptable to the Committee.
6.     Withholding.
The Participant hereby authorizes the Company, or an Affiliate thereof to which the Participant provides services, to satisfy applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), with respect to any exercise, issuance, transfer, or other taxable event under this Agreement or the Plan by withholding from the proceeds of the sale of Common Shares acquired upon exercise of the Option either through a voluntary sale authorized by the Company or through a mandatory sale arranged by the Company or any of its Affiliates on the Company’s behalf pursuant to this authorization to cover the amount of such Tax Related Items. The Participant further authorizes the Company or the applicable Affiliate to take such action as may be necessary in the opinion of the Company or the applicable Affiliate to withhold from any compensation or other amount owing to the Company to satisfy all obligations for the payment of such Tax-Related Items. Without limiting the foregoing, the Committee may, from time to time, permit the Company to make arrangements prior to any exercise of the Option to pay the applicable Tax-Related Items in a manner prescribed by the Committee, including by cash, check, bank draft or money order. The Participant acknowledges that, regardless of any action taken by the Company or any of its Affiliates, the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates. The Company may refuse to issue or deliver the Common Shares upon exercise or the proceeds from the sale of Common Shares following exercise, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
7.     Transfer and Exercise Restrictions.
Unless otherwise determined by the Committee in accordance with the Plan, (a) no portion of the Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. Any attempt to Transfer or exercise the Option other than in accordance with the Plan shall be void and unenforceable against the Company and its Affiliates.
8.     Option Term.
The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”). Notwithstanding anything herein to the contrary, upon the Expiration Date, the Option (including any vested portion thereof) shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable. The Option is subject to termination prior to the Expiration Date to the extent provided in this Agreement and the Plan.
9.     Change in Control and Post-Termination Exercise Periods.
The Option shall not accelerate and vest upon a Change in Control unless otherwise determined by the Committee. The provisions in the Plan regarding Change in Control shall apply to the Option. The provisions in the Plan regarding exercise periods following Termination shall apply.
10.     Rights as a Stockholder.
The Participant shall have no rights as a stockholder with respect to any Common Shares covered by the Option unless and until the Participant has become the holder of record of the Common Share, and no adjustments shall be made for dividends (whether in cash, in kind or other property) or other rights in respect of any such Common Shares, except as otherwise specifically provided for in the Plan.
11.     Provisions of Plan Control.
This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.     Notices.
All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:
(a)     unless otherwise specified by the Company in a notice delivered by the Company in accordance with this section, any notice required to be delivered to the Company shall be properly delivered if delivered to:
Ares Management Corporation
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: General Counsel
(b)     If to the Participant, to the address on file with the Company.
Any notice, demand or request, if made in accordance with this section shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail, or foreign equivalent; or (iii) on the first business day following the date of deposit if delivered by a nationally or internationally recognized overnight delivery service.
13.     No Right to Employment or Services.
This Agreement is not an agreement of employment or services. None of this Agreement, the Plan or the grant of the Option shall (a) obligate the Company to employ or otherwise retain, or to continue to employ or otherwise retain, the Participant for any specific time period or (b) modify or limit in any respect the Company or its Affiliates’ right to terminate or modify the Participant’s employment, services or compensation.
14.     Transfer of Personal Data.
The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Option awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.
15.     Dispute Resolution.
(a)     The exclusive remedy for determining any and all disputes, claims or causes of action, in law or equity, arising out of or related to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof will, to the fullest extent permitted by law, be determined by: (i) the dispute resolution provisions in any employment, consulting agreement, or similar agreement, between the Company or any of its Affiliates and the Participant or, if none, (ii) the Company or any of its Affiliates’ mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment or service with the Company or, if none, (iii) by final, binding and confidential arbitration in [Los Angeles, California][New York, New York], before one arbitrator, conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successor. If disputes are settled pursuant to prong (iii) of this Section 15, Section 15(b) shall apply.
(b)     Disputes shall be resolved in accordance with the Federal Arbitration Act, 9 U.S.C. §§1–16, and JAMS’ Employment Arbitration Rules and Procedures then in effect. The arbitrator will have the same, but no greater, remedial authority than would a court of law and shall issue a written decision including the arbitrator’s essential findings and conclusions and a statement of the award. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. This agreement to resolve any disputes by binding arbitration extends to claims by or against the Company or any of its Affiliates or any of their respective past or present representatives and applies to claims arising out of federal, state and local laws, including claims of alleged discrimination on any basis, as well as to claims arising under the common law. The prevailing party in any such arbitration proceeding, as determined by the arbitrator, or in any proceeding to enforce the arbitration award, will be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including the arbitrator’s compensation), expenses and attorneys’ fees. If no party entirely prevails in such arbitration or proceeding, the arbitrator or court shall apportion an award of such fees based on the relative success of each party. In the event of a conflict between this provision and any provision in the applicable rules of JAMS, the provisions of this Agreement will prevail.
16.     Section 409A.
The Option is intended to be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of the Option. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.
17.     Miscellaneous.
(a)     Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)     Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
(c)     Counterparts; Electronic Acceptance. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission), all of which taken together shall constitute one contract. Alternatively, this Agreement may be granted to and accepted by the Participant electronically.
(d)     Interpretation. Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or the Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to the Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.
(e)     No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(f)     Waiver. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
18.     Language.
If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
19.     NO ACQUIRED RIGHTS.
THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF THE OPTION MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; (C) NO PAST GRANTS OR AWARDS (INCLUDING THE OPTION AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER; (D) THE PLAN AND THE AGREEMENT DO NOT FORM PART OF THE TERMS OF THE PARTICIPANT’S EMPLOYMENT; AND (E) BY PARTICIPATING IN THE PLAN AND RECEIVING AN AWARD PURSUANT TO THIS AGREEMENT, THE PARTICIPANT WAIVES ALL RIGHTS TO COMPENSATION FOR ANY LOSS IN RELATION TO THE PLAN OR THIS AGREEMENT, INCLUDING ANY LOSS OF RIGHTS IN ANY CIRCUMSTANCES INCLUDING TERMINATION OF EMPLOYMENT.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ARES MANAGEMENT CORPORATION

By:
Name:
Title:

Participant Name:

ARES MANAGEMENT CORPORATION
SECOND AMENDED & RESTATED 2014 EQUITY INCENTIVE PLAN
NOTICE OF EXERCISE

Ares Management Corporation
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: General Counsel
Date: , 20__
Ladies and Gentlemen:
This document constitutes notice under my option agreement that I elect to purchase the number of Common Shares for the aggregate payment set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Management Corporation Amended & Restated 2014 Equity Incentive Plan (the “Plan”).

Option number and Grant Date:
Number of Common Shares as to which the Option is exercised:
Exercise Price:	$
Aggregate Exercise Price (number of Common Shares as to which the Option is exercised multiplied by the Exercise Price):	$

I acknowledge that I remain subject to the applicable provisions of my Option Agreement and the Plan.

Any notice required or permitted by the Agreement will be given to me at the address listed below my signature hereto.
Attached is cash, or a check, bank draft or money order payable to Ares Management Corporation or the applicable Affiliate of Ares Management Corporation provided by the Company, in the amount of $___________ (aggregate Exercise Price).

Estimated withholding taxes (as provided by the Company)	$

Attached is cash, or a check, bank draft or money order payable to Ares Management Corporation or the applicable Affiliate of Ares Management Corporation provided by the Company, in the amount of $___________ (estimated withholding taxes).
I have made arrangements with the Company to have applicable withholding taxes withheld from other compensation.

    [Participant]
Address:

Telephone:
Facsimile:
Attention: